UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2022

VectoIQ Acquisition Corp. II
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39855 (Commission File Number)	85-2482699 (I.R.S. Employer Identification No.)

1354 Flagler Drive Mamaroneck, NY (Address of principal executive offices)	10543 (Zip Code)

(212) 883-4330 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fifth of one redeemable warrant	VTIQU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	VTIQ	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	VTIQW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective on January 14, 2022, VectoIQ Acquisition Corp. II (the “Company”) engaged Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2021, replacing RSM US LLP (“RSM”), as the Company’s independent registered public accounting firm, as of the same date. The decision to change accountants was approved by the audit committee of the Company’s board of directors.

RSM’s audit reports on the financial statements of the Company as of August 31, 2020, and December 31, 2020 and for each of the periods from August 10, 2020 (inception) through August 31, 2020 and August 10, 2020 (inception) through December 31, 2020, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that RSM’s report on the Company’s financial statements as of and for the period ended August 31, 2020, contained the below separate paragraph (which uncertainty was removed in RSM’s report on the Company’s financial statements as of and for the period ended December 31, 2020, following completion of the Company’s initial public offering in January 2021):

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss, a working capital deficiency and does not have sufficient liquidity to meet its anticipated obligations over the next year. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the periods from August 10, 2020 (inception) through August 31, 2020 and August 10, 2020 (inception) through December 31, 2020, the fiscal year ended December 31, 2021, and the subsequent interim period through January 14, 2022, neither the Company nor anyone on the Company’s behalf consulted with Marcum regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Marcum that Marcum concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

During the periods from August 10, 2020 (inception) through August 31, 2020 and August 10, 2020 (inception) through December 31, 2020, the fiscal year ended December 31, 2021, and the subsequent interim period through January 14, 2022, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and RSM on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to RSM’s satisfaction, would have caused RSM to make reference thereto in their reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided RSM with a copy of this Form 8-K and requested that RSM provides the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of RSM’s letter is furnished as Exhibit 16.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description
16.1	Letter from RSM US LLP to the Securities and Exchange Commission dated January 18, 2022.
104	Cover Page Interactive Date File, formatted in Inline XBRL (contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

vectoiq ACQUISITION CORP. ii

By:	/s/ Steve Shindler
	Name:	Steve Shindler
	Title:	Chief Financial Officer

Date: January 18, 2022

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